SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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SIX FLAGS, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement if other than Registrant)

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SIX FLAGS, INC.

11501 Northeast Expressway
Oklahoma City, Oklahoma 73131

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

MAY 28, 2003

      NOTICE IS HEREBY GIVEN that the annual meeting of stockholders of Six Flags, Inc. (the “Company”) will be held at the Hotel Intercontinental, 111 East 48th Street, New York, New York 10017, on Wednesday, May 28, 2003, at 10:00 a.m., E.D.T., for the following purposes, all as more fully described in the attached Proxy Statement:

1.	To elect eight directors to serve for the ensuing year and until their respective successors are elected and qualified.

2.	To ratify the selection by the Company’s Board of Directors of KPMG LLP as independent public accountants of the Company for the year ending December 31, 2003.

3.	To transact such other business as may properly come before the meeting and any and all adjournments thereof.

      The Board of Directors has fixed the close of business on April 4, 2003, as the record date for the determination of stockholders entitled to notice of, and to vote at, the meeting or any adjournment thereof.

      A copy of the Company’s Annual Report for the year ended December 31, 2002 is enclosed.

      You are earnestly requested to date, sign and return the accompanying form of proxy in the envelope enclosed for that purpose (to which no postage need be affixed if mailed in the United States) whether or not you expect to attend the meeting in person. The proxy is revocable by you at any time prior to its exercise and will not affect your right to vote in person in the event you attend the meeting or any adjournment thereof. The prompt return of the proxy will be of assistance in preparing for the meeting and your cooperation in this respect will be appreciated.

BY ORDER OF THE BOARD OF DIRECTORS

WALTER S. HAWRYLAK
Secretary

Oklahoma City, Oklahoma

April 18, 2003

SIX FLAGS, INC.

11501 Northeast Expressway
Oklahoma City, Oklahoma 73131

PROXY STATEMENT

FOR
ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 28, 2003

       This Proxy Statement and the accompanying proxy are being furnished to holders of common stock (“stockholders”) of SIX FLAGS, INC. (the “Company”) in connection with the solicitation of proxies by the Board of Directors for use in voting at the Annual Meeting of Stockholders (the “Annual Meeting”) to be held at the Hotel Intercontinental, 111 East 48th Street, New York, New York 10017, on Wednesday, May 28, 2003, at 10:00 a.m., E.D.T., and at any and all adjournments thereof.

      If the enclosed proxy is properly signed and returned, your shares will be voted on all matters that properly come before the Annual Meeting for a vote. If instructions are specified in your signed proxy with respect to the matters being voted upon, your shares will be voted in accordance with your instructions. If no instructions are so specified, your shares will be voted FOR the election of directors named in Proposal 1 and FOR the approval of Proposal 2 (ratification of independent public accountants for the year ending December 31, 2003). Your proxy may be revoked at any time prior to being voted by: (i) filing with the Secretary of the Company (Walter S. Hawrylak), at the above address, written notice of such revocation, (ii) submitting a duly executed proxy bearing a later date or (iii) attending the Annual Meeting and giving the Secretary notice of your intention to vote in person.

      On or about April 18, 2003, this Proxy Statement and the accompanying proxy, together with a copy of the Annual Report of the Company for the year ended December 31, 2002, including financial statements, are being mailed to each stockholder of record at the close of business on April 4, 2003 (the “Record Date”).

      Whether or not you attend the Annual Meeting, your vote is important. Accordingly, you are asked to sign and return the accompanying proxy regardless of the number of shares you own. Shares can be voted at the Annual Meeting only if the holder is represented by proxy or is present.

VOTING SECURITIES

       The Board of Directors has fixed the close of business on April 4, 2003 as the Record Date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting. Only stockholders of record at the close of business on that date will be entitled to vote at the Annual Meeting or any and all adjournments thereof. As of that date, the Company had issued and outstanding 92,616,528 shares of Common Stock, the Company’s only class of outstanding securities entitled to vote at the Annual Meeting. Each stockholder of the Company will be entitled to one vote for each share of Common Stock registered in its name on the Record Date. A majority of all of the outstanding shares of Common Stock constitutes a quorum at the Annual Meeting.

      Neither abstention votes nor any broker non-votes (i.e., votes withheld by brokers on non-routine proposals in the absence of instructions from beneficial owners) will be counted as present or represented at the Annual Meeting for purposes of determining whether a quorum exists.

STOCK OWNERSHIP OF MANAGEMENT
AND CERTAIN BENEFICIAL HOLDERS

      The following table sets forth certain information as of March 1, 2003 (except as noted below) as to Common Stock beneficially owned by (a) each of the Company’s current directors and nominees to serve as directors, (b) each of the executive officers named in the “Summary Compensation Table,” (c) all current directors and officers of the Company as a group and (d) each person who, to the best of the Company’s knowledge, beneficially owned on that date more than 5% of the outstanding Common Stock.

	Number of Shares	Percentage
Name of Beneficial Owner	Beneficially Owned	of Class(1)

Paul A. Biddelman(2)	69,984	*

Kieran E. Burke(3)	1,231,180	1.3%

James F. Dannhauser(4)	924,659	1.0%

Michael E. Gellert(5)	2,263,253	2.4%

Francois Letaconnoux(6)	32,992	*

Robert J. McGuire	—	*

Stanley S. Shuman(7)	64,000	*

Gary Story(8)	931,154	1.0%

Hue W. Eichelberger(9)	206,000	*

James M. Coughlin(10)	138,000	*

Wallace R. Weitz & Company(11)	12,695,000	13.7%
1125 South 103rd Street, Suite 600 Omaha, Nebraska 68124-6008

Cascade Investment, L.L.C.(12)	10,810,020	11.6%
William H. Gates III
2365 Carillon Point Kirkland, Washington 98033

FMR Corp.(13)	10,499,185	11.0%
82 Devonshire Street Boston, Massachusetts 02109

All directors and officers as a group (17 persons)(14)	6,367,822	6.6%

*	Less than one percent.

(1)	For purposes of calculating the Percentage of Class, the number of outstanding shares at the Record Date (92,616,528) is used.

(2)	Includes 45,984 shares of Common Stock and options to purchase 24,000 shares granted under the Stock Option Plan for Directors (the “Director Plan”) as to which Mr. Biddelman has sole voting and investment power.

(3)	Includes 351,180 shares of Common Stock and options to purchase 880,000 shares of Common Stock as to which Mr. Burke has sole voting and investment power. Does not include 150,000 shares of restricted stock and options to purchase 70,000 shares which had not vested on the date of this Proxy Statement.

(4)	Includes 194,659 shares of Common Stock and options to purchase 730,000 shares of Common Stock as to which Mr. Dannhauser has sole voting and investment power. Does not include 79,886 shares of restricted stock and options to purchase 70,000 shares which had not vested on the date of this Proxy Statement.

(5)	Includes 467,203 shares of Common Stock, as to which Mr. Gellert has sole voting and investment power, and 1,772,050 shares of Common Stock beneficially owned by Windcrest Partners which shares voting and investment power with its general partners, Michael E. Gellert and Robert J. Gellert. Also includes options to purchase 24,000 shares of Common Stock granted under the Directors Plan, as to which Mr. Gellert has sole voting and investment power.

(6)	Includes 8,992 shares of Common Stock into which 7,500 shares of Preferred Income Equity Redeemable Shares (“PIERS”) held by Mr. Letaconnoux are convertible and options to purchase 24,000 shares of Common Stock granted under the Directors Plan, as to which Mr. Letaconnoux has sole voting and investment power.

(7)	Includes 40,000 shares of Common Stock and options to purchase 24,000 shares of Common Stock granted under the Directors Plan, as to which Mr. Shuman has sole voting and investment power.

(8)	Includes 142,744 shares of Common Stock and options to purchase 788,410 shares of Common Stock as to which Mr. Story has sole voting and investment power. Does not include 93,313 shares of restricted stock and options to purchase 70,000 shares which had not vested on the date of this Proxy Statement.

(9)	Includes 25,000 shares of Common Stock and options to purchase 181,000 shares of Common Stock, as to which Mr. Eichelberger has sole voting and vesting power. Does not include options to purchase 44,000 shares which had not vested on the date of this Proxy Statement.

(10)	Represents options to purchase 138,000 shares of Common Stock, as to which Mr. Coughlin has sole voting and investment power. Does not include options to purchase 32,000 shares which had not vested on the date of this Proxy Statement.

(11)	Represents shares held by investment advisory clients of Wallace R. Weitz & Company, a registered investment advisor (“Weitz & Co.”). Mr. Wallace R. Weitz serves as President and is the principal owner of Weitz & Co. As a result he may be deemed to be the beneficial owner of the shares of Common Stock beneficially held by Weitz & Co. Information is shown as of December 31, 2002 and has been derived from Amendment No. 3 to Schedule 13G dated January 17, 2003.

(12)	Represents shares of Common Stock beneficially owned by Cascade Investment L.L.C. (“Cascade”), of which William H. Gates III is the sole member. The number of shares of Common Stock shown includes 599,520 shares of Common Stock into which 500,000 shares of the Company’s PIERS held by Cascade on December 31, 2002 were then convertible. Michael Larson, the manager and executive officer of Cascade, has voting and investment power with respect to the shares of Common Stock and

PIERS held by Cascade. Mr. Larson disclaims beneficial ownership of such shares. Information is shown as of December 31, 2002 and has been derived from Amendment No. 2 to Schedule 13G, dated February 12, 2003.

(13)	Represents shares of Common Stock beneficially owned by Fidelity Management & Research Company (“Fidelity”), a wholly-owned subsidiary of FMR Corp. and a registered investment adviser. The number of shares of Common Stock shown includes 2,443,442 shares of Common Stock into which 2,037,900 shares of the Company’s PIERS held by Fidelity on December 31, 2002 were then convertible. Edward C. Johnson, Chairman of FMR Corp. and Abigail Johnson, a director of FMR Corp., and members of the Johnson family may be deemed to form a controlling group with respect to FMR Corp. Information is shown as of December 31, 2002 and has been derived from Amendment No. 4 to Schedule 13G, dated February 14, 2003.

(14)	The share amounts listed include shares of Common Stock that the following persons have the right to acquire within 60 days from March 1, 2003: Kieran E. Burke, 880,000 shares (see footnote (3)); James F. Dannhauser, 730,000 shares (see footnote (4)); Gary Story, 788,410 shares (see footnote (8)); Hue W. Eichelberger, 181,000 shares (see footnote (9)); James M. Coughlin, 138,000 shares (see footnote (10)); and all directors and officers as a group, 3,322,402 shares.

      Compliance with Section 16(a) of the Exchange Act. Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires officers and directors of the Company and persons who own more than ten-percent of the Common Stock, to file initial statements of beneficial ownership (Form 3) and statements of changes in beneficial ownership (Forms 4 or 5) of Common Stock with the Securities and Exchange Commission (the “SEC”). Officers, directors and greater than ten-percent stockholders are required by SEC regulations to furnish the Company with copies of all such forms they file.

      During 2002, the following officers and directors of the Company inadvertently failed to make all required filings on a timely basis: Messrs. Brian Jenkins (Senior Vice President) and Harold Richard Goff (Vice President), and all such required filings by the listed officers were subsequently made. To the Company’s knowledge, based solely on its review of the copies of such forms received by it and written representations from certain reporting persons that no additional forms were required for those persons, during 2002 all filing requirements applicable to all other officers, directors, and greater than ten-percent beneficial owners were complied with.

PROPOSAL 1: ELECTION OF DIRECTORS

      The Company’s Board of Directors currently consists of seven members but the Board has determined to add a director, effective as of the Annual Meeting. Therefore, at the Annual Meeting eight directors are to be elected to serve for the ensuing year and until their respective successors are elected and qualified. The persons named in the enclosed proxy intend to vote for the election of the persons listed below, unless the proxy is marked to indicate that such authorization is expressly withheld. Should any of the listed persons be unable to accept nomination or election (which the Board of Directors does not expect), it is the intention of the persons named in the enclosed proxy to vote for the election of such persons as the Board of Directors may recommend. Proxies cannot be voted for a greater number of persons than the number of nominees named. The election of directors requires a plurality vote of the shares of Common Stock represented at the Annual Meeting.

Information Concerning Nominees

	Age
	As of	Year
	March 1,	Elected
Name	2002	Director	Position with the Company

Paul A. Biddelman(1)	57	1992	Director

Kieran E. Burke(2)	45	1989	Chairman of the Board, Chief Executive Officer and Director

James F. Dannhauser(3)	50	1992	Chief Financial Officer and Director

Michael E. Gellert(4)	71	1989	Director

Francois Letaconnoux(5)	52	2000	Director

Robert J. McGuire(6)	66	—	—

Stanley S. Shuman(7)	67	2000	Director

Gary Story(8)	47	1994	Chief Operating Officer, President and Director

(1)	Mr. Biddelman has served as a Director of the Company since December 1992. Since December 1997, Mr. Biddelman has been president of Hanseatic Corporation, a private investment company. Prior to that date, he was treasurer of Hanseatic for more than five years. Mr. Biddelman also serves as a director of Insituform Technologies, Inc., Celadon Group, Inc., SystemOne Technologies Inc. and Star Gas Partners, L.P.

(2)	Mr. Burke has served as Chief Executive Officer and a Director of the Company since October 1989 and Chairman of the Board since June 1994. From 1989 through June 1994, he was also President of the Company.

(3)	Mr. Dannhauser became the Chief Financial Officer in October 1995 and has served as a Director of the Company since December 1992. From 1990 through June 1996, Mr. Dannhauser was a managing director of Lepercq, de Neuflize & Co. Incorporated, an investment banking firm. Mr. Dannhauser is a member of the board of directors of Lepercq and MeriStar Hospitality Corporation.

(4)	Mr. Gellert has served as a Director of the Company since March 1989. He previously served as a Director of the Company and as a Trustee of Tierco, a Massachusetts business trust and the predecessor of the Company, from 1979 until 1986. From June 1989 through June 1994, he also served as the Chairman of the Board of the Company. Mr. Gellert is a general partner of Windcrest Partners, a private investment partnership. Mr. Gellert also serves as a director of Devon Energy Corp., High Speed Access Corp., Humana Inc., Seacor Smit Inc., Smith Barney World Funds, Inc and Travelers Series Fund Inc.

(5)	Mr. Letaconnoux has served as a Director of the Company since June 2000. Since June 1993, Mr. Letaconnoux has been President and Chief Executive Officer of Lepercq, de Neuflize & Co. Incorporated, an investment banking firm. He also serves as a trustee to The Lepercq Istel Fund, Tocqueville Fund and the Asia Pacific Venture Limited II, which are investment companies, and as a director of Pathe, S.A., a French entertainment company.

(6)	Mr. McGuire has been nominated to serve as a Director of the Company and will be submitted to the Company’s stockholders for election at the Annual Meeting. Since January 1998, Mr. McGuire has served as counsel to Morvillo, Abramowitz, Grand, Iason & Silberburg, P.C., a New York law firm. Prior thereto, he served as Police Commissioner of The City of New York, Chairman and Chief Executive Officer of Pinkerton’s Inc. and President of Kroll Associates Inc. Mr. McGuire also serves as a director of

Emigrant Savings Bank; Mutual of America Investment Corp.; Brazilian Equity Fund; GAM Funds, Inc.; GAM Avalon Multi Funds; and Trump Hotels and Casino Resorts.

(7)	Mr. Shuman has served as a Director of the Company since June 2000. Mr. Shuman is Managing Director of Allen & Company LLC, a New York based investment banking firm. Mr. Shuman also serves as a director of the News Corporation Limited.

(8)	Mr. Story has served as the President and a Director of the Company since June 1994 and as Chief Operating Officer since January 1992. From January 1992 through June 1994, he also served as Executive Vice President of the Company.

Meetings and Committees of the Board of Directors

      During the year ended December 31, 2002, the Company’s Board of Directors held nine (9) meetings. During that year, each of the directors of the Company attended all of the meetings of the Board of Directors and all meetings of committees of the Board of which such director was a member, other than Mr. Dannhauser who missed one Board meeting.

      The Board has designated an Executive Committee, a Compensation Committee, an Audit Committee and a Nominating and Corporate Governance Committee. The members of the Executive Committee at March 1, 2003 were Messrs. Burke, Biddelman and Gellert. The Executive Committee meets informally on a regular basis and acted formally during 2002 on one occasion. Subject to applicable law, the Executive Committee is authorized to take any action that can be taken by the entire Board.

      The members of the Compensation Committee at March 1, 2003 were Messrs. Biddelman, Gellert and Shuman. The Compensation Committee, which met twice during 2002, reviews management’s recommendations with respect to executive compensation and employee benefits and is authorized to act on behalf of the Board with respect thereto. The Compensation Committee also administers the Company’s 1996 Stock Option and Incentive Plan, 1998 Stock Option and Incentive Plan and 2001 Stock Option and Incentive Plan. See “Executive Compensation.” In the opinion of the Board, the members of this committee are independent of management and free of any relationship that would interfere with their exercise of independent judgment as members of this committee. Mr. Shuman is Managing Director of Allen & Company LLC, which acts as a financial advisor to the Company for which it receives customary compensation.

      The members of the Audit Committee at March 1, 2003 were Messrs. Biddelman, Gellert and Letaconnoux. The Audit Committee assists the Board of Directors in fulfilling its responsibility to oversee management’s conduct of the Company’s financial reporting process, including the selection of the Company’s outside auditors, review of the financial reports and other financial information provided by the Company to the public, the Company’s systems of internal accounting and financial controls, the annual independent audit of the Company’s financial statements and the Company’s safety programs as established by management.

      The Audit Committee held six (6) meetings during 2002. In 2002, the Audit Committee revised its charter to reflect fully the legal and regulatory changes since the adoption of the original charter in 2000. A copy of the revised charter is annexed hereto as Exhibit A. In the opinion of the Board, the members of this committee are independent of management and free of any relationship that would interfere with their exercise of independent judgment as members of this committee. In addition, all members of the Audit Committee are “independent” under the rules of the New York Stock Exchange (“NYSE”) currently applicable to the Company.

      The members of the Nominating and Corporate Governance Committee at March 1, 2003 were Messrs. Biddelman, Gellert and Letaconnoux. The Committee, which was formed in December 2002, is responsible for recommending qualified candidates to the Board for election as directors of the Company, including the slate of directors that the Board proposes for election by stockholders at the Annual Meeting. The Committee will also advise and make recommendations to the Board on all matters concerning directorship practices, including compensation for non-employee directors, and recommendations concerning the functions and duties of the committees of the Board. The Committee will develop and recommend to the Board a set of effective corporate governance guidelines and principles applicable to the Company and review, on a regular basis, the overall corporate governance of the Company. In the opinion of the Board, the members of this Committee are independent of management and free of any relationship that would interfere with their exercise of independent judgment as members of this Committee. The Committee held its initial meeting in 2003.

      Stockholders wishing to recommend director candidates for consideration by the committee may do so in writing to the Secretary of the Corporation, giving the recommended candidate’s name, biographical data, and qualifications.

Audit Committee Report

      The following is the report of the Audit Committee of the Company with respect to the Company’s audited financial statements for the fiscal year ended December 31, 2002.

     Review with Management

      The Committee has reviewed and discussed the Company’s audited financial statements with management.

     Review and Discussions with Independent Auditors

      The Committee has discussed with KPMG LLP, the Company’s independent auditors, the matters required to be discussed by SAS 61 (Communications with Audit Committees) regarding the auditor’s judgments about the quality of the Company’s accounting principles as applied in its financial reporting.

      The Committee has also received written disclosures and the letter from KPMG LLP required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and has discussed with KPMG LLP their independence.

     Fees of Independent Public Accountants for Fiscal Year 2002

Audit Fees

      KPMG LLP audit fees for 2002 services for the Company were $776,500. The services rendered included the audit of the Company’s annual financial statements and review of the financial statements included in the Company’s Form 10-Q’s filed for the first, second and third quarters of the fiscal year ended December 31, 2002 and statutory audits of international subsidiaries.

Audit-Related Fees

      The Company paid KPMG LLP $63,350 for audit-related fees during 2002. The fees included fees of $30,200 for services related to the Company’s registration statements and offering memorandums, $16,500 for auditing the Company’s benefit plans and $16,650 of accounting research.

Tax Fees

      The aggregate fees paid to KPMG LLP for 2002 tax services were $566,210, representing $306,210 of tax compliance and $260,000 of research fees.

All Other Fees

      There were no other fees paid by the Company to KPMG LLP in 2002.

      The Company’s Audit Committee has considered whether the provision of the services other than audit services referenced above is compatible with maintenance of the principal accountant’s independence.

     Conclusion

      Based on the review and discussions referred to above, the Committee recommended to the Company’s Board of Directors that the Company’s audited financial statements for the fiscal year ended December 31, 2002 be included in the Company’s Annual Report on Form 10-K for such year for filing with the Securities and Exchange Commission. Submitted By The Audit Committee of the Board of Directors

Michael E. Gellert, Chair
Paul A. Biddelman
Francois Letaconnoux

      The information contained in the foregoing report shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates it by reference in such filing.

Compensation of Directors

      Each of the Company’s directors who is not an employee of the Company receives $50,000 annually for serving on the Board, payable in cash or shares of Common Stock. With respect to 2002, the Company paid an aggregate of $200,000 in such fees to its four eligible outside directors. Directors are also reimbursed for expenses attendant to Board and committee membership.

      Non-employee directors are also eligible to participate under the Company’s Stock Option Plan for Directors. Pursuant to the plan, each non-employee director (Messrs. Biddelman, Gellert, Letaconnoux and Shuman) was granted options to purchase 20,000 shares of Common Stock in each of November 2000, February 2002 and February 2003. The exercise price in each case was equal to the closing price of the Common Stock on the NYSE on the date of grant. The options vest 20% on the date of grant and 20% each succeeding year.

EXECUTIVE COMPENSATION

      The following table discloses compensation received by the Company’s Chief Executive Officer, Chief Operating Officer, Chief Financial Officer and the other named executive officers for the years shown.

Summary Compensation Table

						Restricted
						Stock	Securities
		Salary	Bonus		Other Annual	Award(s)	Underlying	All Other
Name and Principal Position	Year	($)	($)		Compensation	($)(1)	Options(#)	Compensation

Kieran E. Burke	2002	$850,510		$(2)	—	—	—	(4)
Chairman of the Board,	2001	846,961	894,700	(2)	—	—	—	(4)
Chief Executive Officer	2000	773,240		(2)	—	$2,893,978 (3)	—	(4)
and Director

Gary Story	2002	$648,710		$(2)	—	—	—	(4)
President, Chief Operating	2001	648,961	765,900	(2)	—	—	—	(4)
Officer and Director	2000	587,423		(2)	—	$2,477,365 (5)	—	(4)

James F. Dannhauser	2002	$524,622		$(2)	—	—	—	(4)
Chief Financial Officer	2001	516,181	639,400	(2)	—	—	—	(4)
and Director	2000	459,289		(2)	—	$2,068,190 (6)	—	(4)

Hue W. Eichelberger	2002	$264,733	$200,000		—	—	50,000	(4)
Executive Vice President	2001	$260,551	70,000		—	—	—	(4)
	2000	246,200	—		—	—	—	(4)

James M. Coughlin	2002	$486,002	$25,000		—	—	30,000	(4)
General Counsel	2001	$476,159	20,000		—	—	—	(4)
	2000	344,952	125,000		—	—	—	(4)

(1)	Amounts shown are based on the closing price of the Common Stock (as reported on the NYSE) on the date of the grant and include all restricted shares granted, without regard to the existence of restrictions thereon.

(2)	In December 2002, the named executive officer waived the contractual cash bonus that would have been become payable in 2003 to which he was otherwise entitled under his employment agreement, as described below. Bonus payment to the named executive officers is based solely on the formula contained in the named executive’s employment agreement, entered into in 1997 and described below. The contractual bonus for any year is based on the Company’s earnings before interest, taxes, depreciation, and amortization (“EBITDA”) for such year, excluding amounts generated by parks acquired in such year, compared to the EBITDA shown in the Company’s budget for that year as approved by the Board of Directors. The named executive officer did not receive the cash bonus for 2000 provided for in his employment agreement. In April 2001, in consideration of past and future services to be provided, he received restricted shares of Common Stock described below.

(3)	As described in note (2) above, in April 2001, Mr. Burke was granted 143,979 restricted shares, the restrictions on half of which were scheduled to lapse on each of January 1, 2002 and January 1, 2003.

Dividends will be paid on the restricted shares whether or not the restrictions thereon have lapsed if and when such dividends are declared on the Company’s Common Stock. As of January 1, 2003, Mr. Burke held 150,000 restricted shares with an aggregate market value (based on the closing price of the Commons Stock on December 31, 2002, as reported on the NYSE) of $856,000.

(4)	The Company has concluded that, as to each named executive officer for each year shown, all personal benefits paid or provided did not exceed the lesser of $50,000 or 10% of the salary and bonus reported for such officer above. During 2002, the Company’s only defined contribution plans or pension or other defined benefit or retirement plans in which its officers participated, were a defined benefit pension plan described below under “Executive Compensation — Retirement Plan” and a qualified, contributory 401(k) plan. After specified periods of employment, employees are eligible to participate in the 401(k) plan. The Company matches 100% of the first 2% and 25% of the next 6% of salary contributed by an employee to the plan up to a maximum matching contribution of $7,000 per year. The accounts of all participating employees are fully vested after four years of service. Amounts shown as salary for each named executive officer include the Company’s matching contribution for such officer.

(5)	As described in note (2) above, in April 2001, Mr. Story was granted 123,252 restricted shares, the restrictions on half of which were scheduled to lapse on each of January 1, 2002 and January 1, 2003. Dividends will be paid on the restricted shares whether or not the restrictions thereon have lapsed if and when such dividends are declared on the Company’s Common Stock. As of January 1, 2003, Mr. Story held 93,313 restricted shares with an aggregate market value (based on the closing price of the Commons Stock on December 31, 2002, as reported on the NYSE) of $532,817.

(6)	As described in note (2) above, in April 2001, Mr. Dannhauser was granted 102,895 restricted shares, the restrictions on half of which were scheduled to lapse on each of January 1, 2002 and January 1, 2003. Dividends will be paid on the restricted shares whether or not the restrictions thereon have lapsed if and when such dividends are declared on the Company’s Common Stock. As of January 1, 2003, Mr. Dannhauser held 79,886 restricted shares with an aggregate market value (based on the closing price of the Commons Stock on December 31, 2002, as reported on the NYSE) of $456,149.

Retirement Plan

      In addition to the Company’s 401k plan described above, retirement benefits are provided to the Company’s employees, including its named executive officers, under a funded, tax-qualified defined benefit pension plan known as the Six Flags Retirement Plan (the “Plan”). The Plan, which had been adopted by the former Six Flags prior to its 1998 acquisition by the Company, was extended to substantially all full-time domestic employees of the Company as of June 15, 2000. In connection therewith, the Company also decided that employment by the Company prior to that date would be included in determining years of service under the Plan.

      The following table sets out the estimated annual pension benefit payable under the Plan for a participant at age 65, for various levels of average annual compensation (as defined below) and years of service.

	Years of Service
Five Year Average
Compensation	5	15	20	25	30	35

$ 200,000	$13,408	$40,225	$53,633	$67,042	$80,450	$93,858

400,000	13,408	40,225	53,633	67,042	80,450	93,858

600,000	13,408	40,225	53,633	67,042	80,450	93,858

800,000	13,408	40,225	53,633	67,042	80,450	93,858

1,000,000	13,408	40,225	53,633	67,042	80,450	93,858

1,500,000	13,408	40,225	53,633	67,042	80,450	93,858

2,000,000	13,408	40,225	53,633	67,042	80,450	93,858

      For purposes of the Plan, average annual compensation is equal to the average annual salary and bonus over the five highest consecutive years during the final ten years of employment. However, under the Internal Revenue Code, the maximum recognizable compensation for 2002 is $200,000. The annual salary and bonus for that year for the named executive officers is indicated in the Summary Compensation Table. The years of service for each of the named executive officers under the Plan, as of December 31, 2002, are: Mr. Burke, 13.2 years; Mr. Story, 15.1 years; Mr. Dannhauser, 7.3 years; Mr. Eichelberger, 11.8 years; and Mr. Coughlin, 4.6 years.

      Benefits under the Plan are computed on the basis of a single life annuity and are payable, subject to reduction, in any annuity form permitted under the Plan. Benefits are paid from the trust under the Plan, to the extent permitted by law, and are not subject to reduction for Social Security benefits or other offset amounts.

Aggregate Option Exercises and Option Values

      The following table provides information on stock options (“Options”) exercised in 2002 by each of the named executive officers and the value of such officers’ unexercised Options at December 31, 2002:

			Number of
			Shares Underlying		Value of Unexercised
			Unexercised Options at		In-the-Money Options at
	Shares		December 31, 2001		December 31, 2001($)(2)
	Acquired on	Value
Name	Exercise(#)	Realized($)(1)	Exercisable	Unexercisable	Exercisable	Unexercisable

Kieran E. Burke	156,000	$231,231	880,000	70,000	—	—

Gary Story	1,215	1,027	788,410	70,000	—	—

James F. Dannhauser	20,000	203,700	730,000	70,000	—	—

Hue W. Eichelberger	—	—	181,000	44,000	—	—

James M. Coughlin	—	—	138,000	32,000	—	—

(1)	Based on closing price of the Common Stock (as reported on the NYSE) on the date of exercise.

(2)	Based on $5.71 per share, the closing price of the Common Stock (as reported on the NYSE) on December 31, 2002.

Options Granted in Last Fiscal Year

      The following table provides information on Options granted in 2002 to each of the named executive officers who received grants:

					Gains Based on Assumed
		2002 Stock Option Grants			Rates of Stock Price
					Appreciation for Option
		% of 2002			Term(1)
		Employee
	Options	Option	Exercise/Base Price	Expiration	Assumed	Assumed
Name	Granted(2)	Grants(%)	per Share($)	Date	Rate 5%	Rate 10%

Hue W. Eichelberger	50,000	10.7	$13.70	2/15/09	$278,850	$649,850

James M. Coughlin	30,000	6.4	13.70	2/15/09	167,310	389,910

(1)	The potential gain is calculated from the closing price of the Common Stock on the date of grant. These amounts represent certain assumed rates of appreciation only. Actual gains, if any, on Option exercises and Common Stock holdings are dependent on the future performance of the Common Stock and overall market conditions.

(2)	The Options vest in five equal annual installments commencing on the date of the grant.

Employment Agreements

      In 1997, the Company entered into employment agreements with each of Messrs. Burke, Story and Dannhauser, which agreements were amended in 1999 to extend the term of each (which would otherwise have expired in July 2000) to December 31, 2003. The 1999 amendments did not change the existing bonus formula for the executives under which the executive officers are entitled to annual bonuses based on the amount by which the Company’s EBITDA exceeds budgeted amounts. The 1999 amendments did not provide for any additional restricted stock grants. In December 2000, the agreements were amended to provide for additional restricted shares to be granted to the executives as described in the Summary Compensation Table and notes thereto and to defer the expiration of certain restriction periods on certain restricted shares previously issued. In December 2002, the agreements were further amended to waive the contractual cash bonus for 2002 and to defer the expiration of certain restriction periods on certain restricted shares previously issued. In the event of a “Change of Control” of the Company (as defined), all restrictions on restricted shares previously granted as described in the Summary Compensation Table will immediately lapse. In addition, if any executive’s employment is terminated under certain circumstances (including certain circumstances following such a Change of Control), the Company is required to pay such executive a lump sum amount equal to three times his prior year’s cash compensation. The agreements subject the executive officers to standard non-disclosure and non-compete requirements.

Report of the Compensation Committee

      The Compensation Committee of the Board of Directors administers the Company’s executive compensation program.

      The goals of the Company’s executive compensation program are to:

•	Provide compensation levels that enable the Company to attract, retain and motivate its executives;

•	Tie individual compensation to individual performance and the success of the Company; and

•	Align executives’ financial interests with those of the Company’s stockholders through equity participation.

Employment Agreements

      The Compensation Committee has approved the terms of each of the amendments to the employment agreements entered into with the Company’s three senior executive officers described above. The Company will not be permitted to deduct under Section 162(m) of the Internal Revenue Code of 1986 certain payments, or the cost of restricted shares granted, to the executives under the employment agreements. Based on his employment agreement, as amended, the Chief Executive Officer received for 2002 a base salary of $850,510 and no cash bonus as compared to $846,961 in salary and a cash bonus of $894,700 with respect to 2001.

Salaries

      The base salary of each executive officer who does not have an employment agreement is reviewed annually based on management recommendations, and data regarding the salaries of executives with similar responsibilities in certain companies comparable in size or in comparable lines of business. In addition, the Compensation Committee considers individual performance, length of tenure, prior experience and level of responsibility. None of these factors is assigned a specific weight.

Incentive Compensation

      The Company does not have a formal cash incentive compensation program for executives who do not have employment agreements, but does award annual cash bonuses to selected employees. Annual bonuses for such executives are recommended to the Compensation Committee by the Chief Executive Officer at the end of each year. Individual bonus awards are based on Company-wide and individual performance for that year, taking into account both qualitative and quantitative factors. Quantitative factors include revenues and EBITDA. Qualitative factors include initiative, business judgment, level of responsibility and management skills.

Long-Term Incentive

      In 2002 the Stock Option Committee of the Company’s Compensation Committee authorized the granting to employees of Options to purchase 469,000 shares of Common Stock. In determining the number of Options granted, the Compensation Committee considered the level of each recipient’s responsibility, the recipient’s actual and potential impact on the Company’s performance, the recommendations of senior management, as well as the number of Options granted in prior years. The Company does not have a target ownership level for equity holdings in the Company by senior management and other key employees.

Paul A. Biddelman, Chair
Michael E. Gellert
Stanley S. Shuman

PERFORMANCE GRAPH

      The following table shows a comparison of the five year cumulative total return to stockholders (assuming all dividends were reinvested) for the Company, the Standard & Poor’s (“S&P”) 500 Stock Index and the S&P Entertainment — 500 Index. From May 30, 1996 until December 19, 1997, the Common Stock was traded on the Nasdaq National Market under the symbol “PARK.” Since December 22, 1997, the Common Stock has traded on the NYSE under the symbol “PKS.”

COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*

AMONG SIX FLAGS, INC., THE S&P 500 INDEX, THE S&P MIDCAP 400 INDEX
AND THE S&P MOVIES & ENTERTAINMENT INDEX

				S&P Movies &
	Six Flags, Inc.	S&P 500	S&P MidCap 400	Entertainment

1997	100.00	100.00	100.00	100.00
1998	149.38	128.58	119.12	135.50
1999	142.59	155.64	136.65	158.25
2000	84.88	141.46	160.57	135.04
2001	75.95	124.65	159.60	116.67
2002	28.20	97.10	136.44	72.82

*	$100 invested on 12/31/97 in stock or index-including reinvestment of dividends. Fiscal year ending December 31.

Copyright© 2002, Standard & Poor’s, a division of The McGraw-Hill Companies, Inc. All rights reserved. www.researchdatagroup.com/S&P.htm

	Base
	Period	Return	Return	Return	Return	Return
Company/Index Name	1997	1998	1999	2000	2001	2002

Six Flags, Inc.	100.00	149.38	142.59	84.88	75.95	28.20

S&P 500	100.00	128.58	155.64	141.46	124.65	97.10

S&P Midcap 400	100.00	119.12	136.65	160.57	159.60	136.44

S&P Movies & Entertainment	100.00	135.50	158.25	135.04	116.67	72.82

PROPOSAL 2:     RATIFICATION OF INDEPENDENT PUBLIC ACCOUNTANTS

      KPMG LLP (“KPMG”), certified public accountants, audited the Company’s consolidated financial statements for the fiscal year ended December 31, 2002.

      The Audit Committee of the Board of Directors has appointed, and the Board has ratified the Committee’s appointment of, KPMG to audit the Company’s consolidated financial statements for the fiscal year ending December 31, 2003. The Board recommends that the stockholders vote for ratification of such appointment. The ratification requires the affirmative vote of a majority of the shares of Common Stock represented at the Annual Meeting. In the event the ratification is not approved, the Board of Directors will reconsider its selection. Representatives of KPMG are expected to be available to respond to appropriate questions from stockholders present at such meeting.

2004 STOCKHOLDER PROPOSALS

      In order for a stockholder proposal to be considered for inclusion in the Company’s proxy statement for the 2004 Annual Meeting, the proposal must be received at the Company’s offices no later than December 20, 2003. Rule 14a-8 of the SEC contains standards as to what stockholder proposals are required to be included in a proxy statement.

      Any stockholder who wishes to submit a stockholder proposal should send it to the Secretary of the Company at 11501 Northeast Expressway, Oklahoma City, Oklahoma 73131.

OTHER MATTERS

      The Board of Directors does not know of any other matters that are likely to be presented for consideration at the Annual Meeting. Should any other matters properly come before the Annual Meeting or any adjournments thereof, it is the intention of the persons named in the accompanying proxy to vote such proxy in accordance with their best judgment.

SOLICITATION OF PROXIES

      All costs in connection with the solicitation of the enclosed proxy will be borne by the Company. In addition to solicitations of proxies by use of the mail, certain officers or employees of the Company, without additional remuneration, may solicit proxies personally or by telephone, facsimile and mail. The Company has retained D.F. King & Co., Inc. to solicit proxies for a fixed fee of $5,000, plus reimbursement of certain out-of-pocket expenses. In addition, the Company will also request brokers, dealers, banks and other nominees to solicit proxies from their clients, where appropriate, and will reimburse them for reasonable expenses related thereto.

WALTER S. HAWRYLAK
Secretary

Oklahoma City, Oklahoma

April 18, 2003

EXHIBIT A

SIX FLAGS, INC.

CHARTER OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

I.     Purpose

      The primary purpose of the Audit Committee (the “Committee”) shall be to assist the Board of Directors (the “Board”) in fulfilling its responsibility for the integrity of the company’s financial reports. To carry out this purpose, the Committee shall oversee: (A) management’s conduct of the Company’s financial reporting process, including the integrity of the financial statements and other financial information provided by the Company to governmental and regulatory bodies, to shareholders and other securityholders, or to other users of such information, (B) the Company’s compliance with legal and regulatory requirements, (C) the appointment, qualifications (including independence) and performance of the Company’s independent auditor and the quality of the annual independent audit of the Company’s financial statements, and (D) the performance of the Company’s internal audit function and management’s establishment and application of the Company’s systems of internal accounting and financial controls and disclosure controls. The Committee shall also monitor the Company’s safety programs as described below. The Committee shall also carry out such other functions as shall from time to time be assigned to it by the Board of Directors.

      In carrying out its purpose, the goal of the Committee shall be to serve as an independent and objective monitor of the Company’s financial reporting process and internal control systems, including the activities of the Company’s independent auditor and internal audit function, and to provide an open avenue of communication with the Board of Directors for, and among, the independent auditor and financial and executive management.

      For purposes of this charter, reference to the business or affairs of the Company shall include the business or affairs of any subsidiary of the Company whose results of operations are consolidated with those of the Company for financial reporting purposes. The Committee’s oversight shall also extend to any company controlled by the Company, even though its results of operations are not so consolidated, to the extent that the Committee shall consider appropriate.

II.     Committee Membership; Chair

      The Committee shall be comprised of three or more members of the Board of Directors, selected by the Board, each of whom has been determined by the Board of Directors to be “independent” in accordance with the criteria established by the U.S. Securities and Exchange Commission (“SEC”) under Section 301 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) and the listing standards of the New York Stock Exchange. No member of the Committee may serve on the audit committee of more than three public companies, including the Company, unless the Board of Directors has determined that such simultaneous service would not impair the ability of such member to effectively serve on the Committee. Such determination shall be disclosed in the annual proxy statement.

      All members of the Committee must be familiar with basic finance and accounting practices and be able to read and understand financial statements and be familiar with the Company’s financial statements and at least one member must be a “financial expert” under the requirements of the Sarbanes-Oxley Act.

      The members of the Committee shall be elected by the Board at the annual organizational meeting of the Board and shall serve until their successors shall be duly elected and qualified. Any member may be removed, with or without cause, by the Board of Directors at any time.

      The Board of Directors may appoint one member to be the chairman of the Committee. If the Board fails to appoint a chairman, the members of the Committee shall elect a chairman by majority vote of all members. In the absence of the chairman, the members present at a meeting may elect a chairman for the meeting. The chairman will preside at meetings of the Committee and, subject to action by the entire Committee, set the agenda for Committee meetings.

III.     Committee Meetings; Action by the Committee

      The Committee shall establish a regular meeting schedule, shall regularly meet at least quarterly, and shall meet more frequently as the members deem appropriate and as circumstances dictate. Any member of the Committee may call a special meeting of the Committee by notice given to all members. Notice of meetings shall be given at least 48 hours in advance, provided that, if exigencies of the circumstances pertaining to the matters to be addressed warrant, any lesser notice reasonable under the circumstances shall be sufficient. No notice of a regularly scheduled meeting shall be required. Notice may be waived by any member as permitted by law. Meetings of the Committee may be held telephonically or by other means of communication, provided that each member present may hear and communicate with each other member present.

      A majority of the members of the Committee shall constitute a quorum sufficient for the taking of any action by the committee. The Committee shall act by vote of a majority of the members of the Committee (assuming no vacancies).

      The Committee may form and delegate authority to subcommittees consisting of one or more members whenever it considers appropriate, including the authority to grant pre-approvals of audit and permitted non-audit services, provided that the decisions of such subcommittee to grant pre-approvals shall be presented to the full Committee at its next scheduled meeting and all other actions taken by a subcommittee shall be reported to the Committee on a regular basis. The chairman of the Committee is delegated authority to act for the committee as a subcommittee thereof in respect of any matter on which the Committee may act whenever the exigencies of the circumstances pertaining to such matter make such action appropriate, except with respect to the retention or dismissal of the Company’s independent auditor. The requirements for action by a subcommittee shall, except as otherwise provided by act of the Committee, be the same as applicable to the Committee.

      The Committee shall meet regularly, which shall be not less often than once annually, in separate executive sessions with each of (i) the Company’s senior executive and financial officers and (ii) the Company’s independent auditor to discuss any matters that the Committee or each of these groups believe would be appropriate to discuss privately. In addition, the Committee should meet with the independent auditors and management quarterly to review the company’s quarterly financial statements

      All non-management directors who are not members of the Committee may attend regularly scheduled meetings of the Committee (but may not vote in respect of Committee matters), except as the Committee may otherwise provide. In addition, the Committee may invite to its meetings any director, member of management of the Company and such other persons as it deems appropriate in order to carry out its responsibilities. The Committee may also exclude from its meetings any person not a member, as it deems appropriate in order to carry out its responsibilities.

IV.     Responsibilities and Authority — Financial Matters

      The Committee shall carry out its responsibility for the integrity of the company’s financial reporting by performing the activities specified by this charter and such other activities as the Committee shall from time to time consider appropriate. The Committee shall also carry out any other responsibilities assigned to it by the Board of Directors from time to time.

      It is recognized that the Company’s management is responsible for establishing the Company’s internal accounting controls and preparing the Company’s financial statements and that the independent auditors are responsible for auditing those financial statements. It is further recognized that the Company’s financial management, as well as the outside auditors, have more time, information concerning the Company and expertise in financial reporting matters pertaining to the Company than do Committee members and that, in carrying out its oversight responsibilities, the Committee is not providing any expert or special assurance as to the Company’s financial statements or any professional certification as to the independent auditor’s work.

      In fulfilling its responsibilities, the Committee shall have full access to the Company’s book, records, facilities and personnel and the power and authority to investigate any matter brought to its attention. The Committee shall have authority to require any officer of the Company to render to it any report it considers appropriate to carry out these responsibilities. All employees of the Company shall be required to cooperate with the Committee and any person authorized to act on its behalf in any inquiry being conducted by the Committee. In connection with any inquiry or investigation of the Committee, or as the Committee may otherwise consider appropriate to the carry out its responsibilities, the Committee shall be entitled to retain outside legal, accounting, financial or other experts and advisors and shall be provided funding from the Company sufficient to engage such persons. The Committee shall have the authority to determine the compensation to be paid and the other terms of such engagement. The Company shall provide adequate funding for the operation of the Committee and the appropriate officers of the Corporation are hereby authorized to expend the funds necessary for the conduct of the Committee’s business upon direction of the Committee or the Chairman thereof, without further authorization of the Board of Directors.

      In order to carry out its purpose, the Committee has been delegated by the Board of Directors, and shall have, authority and power over, and shall be responsible for, the following specific matters and shall carry out the following specific functions, subject, however, to any further action that may be taken by the Board of Directors:

     Supervision of the Independent Audit of the Company’s Financial Statements

      1. the selection, appointment, termination, evaluation, compensation and oversight of the work of the Company’s independent auditor, including approval of the terms and scope of its engagement to conduct an annual audit of the Company’s financial statements, subject to approval of the appointment of the Company’s independent auditor by the Company’s shareholders; the Committee alone shall have authority on behalf of the Company to appoint or terminate the appointment of the Company’s independent auditor and the independent auditor shall report directly to the Committee and in the conduct of the annual audit shall be subject to direction only by the Committee;

      2. in connection with the selection of the Company’s independent auditor, obtaining and reviewing annually a report by the independent auditor describing: (i) the auditor’s internal quality-control procedures; (ii) any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, regarding one or more independent audits carried out by the firm, and any steps taken to deal with any such issues; and (iii) all relationships between the independent auditors and the Company;

      3. approval on behalf of the Company in advance of any audit services to be provided to the Company by the independent auditor and, to the extent permitted by law to be provided by the independent auditor, any non-audit services to be provided to the Company by it; provided, however, that the provision by the independent auditor of non-audit services shall be permissible without the prior approval of the Committee in cases where (i) the aggregate compensation for all such non-audit services constitutes not more than 5% of the total compensation payable by the Company to the auditor for the fiscal year of the Company in which such non-audit services are provided, (ii) such non-audit services were not considered by the Committee as services that might be provided to the Company by the independent auditor at the time of its appointment, and (iii) the provision of such services by the independent auditor are promptly brought to the attention of the Committee and approved prior to completion of the audit for the year in which such services were provided (which approval may be provided by the Chairman of the Committee or any other member or members to whom the Committee delegates such approval authority);

      4. reviewing and evaluating, at least annually, the qualifications, performance and independence of the Company’s independent auditor and reporting to the Board on the conclusions of its review; in conducting its review and evaluation, the Committee should:

(a) determine whether the lead audit partner (having primary responsibility for the audit) or the audit partner responsible for reviewing the audit is required to rotate in compliance with applicable law, and

(b) take into account the opinions of management and the company’s personnel responsible for the internal audit function.

      5. establishing hiring policies for the Company in respect of employees and former employees of the independent auditor;

      6. reviewing (i) any audit problems or difficulties encountered in the course of the work of the independent auditor, including any restrictions on the scope of activities or access to required information; (ii) any changes required in the planned scope of the audit plan; (iii) the annual budget for and staffing of the independent audit; and (iv) the coordination of audit efforts between the independent auditor and the Company’s internal audit function in order to further completeness of coverage, reduction of redundant efforts, and the effective use of audit resources;

      7. the resolution of any disagreement between management and the independent auditor regarding the presentation of the Company’s financial position and results of operations in the Company’s financial statements;

     Overview of the Internal Audit Function, Internal Controls and Financial Reports

      8. reviewing with the independent auditor and management: the adequacy of the Company’s internal accounting and financial controls and procedures and disclosure controls and procedures, including computerized information system controls, procedures and security and including any report provided by the chief financial officer or chief executive officer regarding any material aspect of the Company’s internal accounting and financial control system; and, in such regard, (i) management and the independent auditor shall brief the Committee on any of the following matters that come to their attention: (A) significant deficiencies in the design or operation of the Company’s internal controls which could adversely affect the Company’s ability to record, process, summarize and report financial data; (B) fraudulent activity, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls; and the related findings, and (C) the recommendations of the independent auditor for addressing any such matters, together with management’s responses, and (ii) the Committee shall receive a report on and consider, at least annually, the implementation of any improvements to the Company’s internal accounting controls and procedures undertaken as a result of any such review until such improvements have been fully implemented;

      9. reviewing (i) any audit problems or difficulties encountered in the course of the conduct of the internal audit function, including any restrictions on the scope of activities or access to required information; (ii) any material changes required in the planned scope of the annual internal audit plan; and (iii) the coordination of audit efforts between the independent auditor and the Company’s internal audit function in order to further completeness of coverage, reduction of redundant efforts, and the effective use of audit resources;

      10. establishing and overseeing the maintenance of procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters, and the confidential, anonymous submissions by employees of concerns regarding questionable accounting or auditing matters;

      11. reviewing and discussing quarterly reports from the independent auditors on: (i) all critical accounting policies and practices to be used in the preparation of the Company’s financial statements; (ii) all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management for use in the Company’s financial statements, the ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor; and (iii) other material written communications between the independent auditor and management regarding the Company’s financial reports, such as any management letter or schedule of unadjusted differences;

      12. reviewing with the independent auditor (i) all of its significant findings during the year, including the status of previous audit recommendations, (ii) any accounting adjustments that were noted or proposed by the auditors but were “passed” (as immaterial or otherwise), (iii) any communications between the audit team and the audit firm’s national office respecting auditing or accounting issues presented by the engagement and (iv) any “management” or “internal control” letter issued, or proposed to be issued, by the independent auditors to the Company;

      13. reviewing the Company’s financial statements, including (i) prior to public release, reviewing with management and the independent auditor the Company’s annual and quarterly financial statements to be filed with the SEC, including (A) the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” (B) any certifications regarding the financial statements or the Company’s internal accounting and financial controls and procedures and disclosure controls or procedures filed with SEC by the Company’s senior executive and financial officers and (C) discussing with the independent auditors the matters required to be discussed by Statement of Auditing Standards No. 61 or No. 71, (ii) with respect to the independent auditor’s annual audit report and certification, before release of the annual audited financial statements, meeting separately with the independent auditor without any management member present and discussing the adequacy of the Company’s system of internal accounting and financial controls and the appropriateness of the accounting principles used in and the judgments made in the preparation of the Company’s audited financial statements and the quality of the Company’s financial reports, (iii) making a recommendation to the Board of Directors regarding the inclusion of the audited annual financial statements in the Company’s Annual Report on Form 10-K to be filed with the SEC and (iv) prior to submission to any governmental authority of any financial statements of the Company that differ from the financial statements filed by the Company with the SEC, reviewing such financial statements and any report, certification or opinion thereon provided by the independent auditor;

      14.     reviewing with management the Company’s earnings press releases (including the use of any “pro forma” or “adjusted” non-GAAP information), as well as financial information and earnings guidance provided to analysts and rating agencies; it being understood, however, that the Committee need not discuss in advance each earnings press release or each instance in which the Company may provide earnings guidance;

      15.     reviewing with management and the independent auditor significant risks or exposures to the Company’s business and assessing the steps management has taken to minimize such risks and the Company’s underlying policies and guidelines with respect to risk assessment and risk management;

      16.     reviewing periodically the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the financial statements of the Company;

Legal Compliance

      17.     reviewing periodically with the Company’s General Counsel legal and regulatory matters that may have a material impact on the Company’s financial statements;

General

      18.     reviewing and approving in advance all proposed transactions between the Company and any director, executive officer or holder of ten percent or more of the Company’s voting stock, other than any transactions in the ordinary course between the Company and any such holder provided such holder is an institutional investor (i.e. an entity which files reports on Form 13-G under the Securities Exchange Act of 1934).

      19.     preparing all reports required to be included in the Company’s proxy statement by the Company’s audit committee, pursuant to and in accordance with applicable rules and regulations of the SEC.

      20.     reporting regularly to the Board of Directors following each meeting, which reports shall include any issues that arise with respect to the quality or integrity of the company’s financial statements, the company’s compliance with legal or regulatory requirements, the performance and independence of the company’s independent auditors or the performance of the internal audit function and with respect to such other matters as are relevant to the Committee’s discharge of its responsibilities and, in such regard, the Committee shall provide such recommendations as the Committee may deem appropriate; and

      21.     maintaining minutes or other records of meetings and actions of the Committee.

V.     RESPONSIBILITIES AND DUTIES – SAFETY MATTERS

      The Committee shall have the additional role of specified oversight of the Company’s safety policies and procedures as reflected in the Company’s Safety Manual (the “Safety Procedures”); the Company’s management is responsible for developing and implementing the Company’s Safety Procedures and their adequacy. Additionally, it is recognized that the Company does employ and retain individuals with expertise and experience in the safe operation of the Company’s amusement facilities and that these individuals, and not the Committee members, have the time, knowledge and information necessary to assess the adequacy of the Company’s Safety Procedures for assuring adherence to those policies. Consequently, in carrying out its oversight responsibilities the Committee is not providing any expert or special assurance as to safety matters.

      The following functions shall be the common recurring activities of the Committee in carrying out its safety oversight function. These functions are set forth as a guide with understanding that the Committee may diverge from this guide as appropriate given the circumstances.

      The Committee’s duties and responsibilities will include:

      1.     Review, on an annual basis, a report addressed to the Committee from the person designated by management as the executive in charge of safety matters (the “Safety Manager”) concerning the appropriateness of the Company’s existing Safety Procedures, their implementation and any proposals of the Safety Manager or management concerning changes therein.

      2.     Review, on an annual basis, a report from the Company’s General Counsel regarding the appropriateness of the Safety Procedures under existing law and including a discussion of new legislation and legal trends.

      3.     The Chair or such other member or members designated by the Committee will act as special liaison between the Committee and the Safety Manager and will be available to discuss with the Safety Manager, either by phone or in person, any safety issues that the Safety Manager believes require Committee attention prior to the next scheduled Committee meeting. Without limiting the generality of the foregoing, in the event of any material dispute between the Safety Manager and senior management of the Company with regard to safety matters, the Safety Manager shall bring such situation to the attention of the Chair or such designated member or members of the Committee.

      4.     In the event of any vacancy in the position of Safety Manager, the Committee (or designated members thereof) will meet with any person whom management proposes to be selected as the successor Safety Manager prior to the effectiveness of such selection. In that case the Committee will make a recommendation to management regarding such selection.

      5.     The Committee shall instruct management to develop procedures so that any park-level Safety Manager is able to report directly to the Company’s Safety Manager any safety concerns relating to such park.

      6.     Periodically report to the Board of Directors on significant results of the foregoing activities.

Annual Self-Evaluation

      In addition, the Committee shall conduct an annual self-evaluation of the performance of the Committee, including its effectiveness and compliance with the Charter of the Committee. In addition, the Committee shall annually review and reassess the adequacy of this Charter and recommend to the Board of Directors any improvements to this Charter that the Committee considers necessary or valuable.

PROXY

SIX FLAGS, INC.
SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints KIERAN E. BURKE, JAMES F. DANNHAUSER, GARY STORY, JAMES M. COUGHLIN and WALTER S. HAWRYLAK with full power to act without the others and with power to appoint his substitute as the undersigned’s proxies to vote all shares of Common Stock of the undersigned in SIX FLAGS, INC. (the “Company”), a Delaware corporation, which the undersigned would be entitled to vote at the Annual Meeting of Stockholders of the Company to be held at the Hotel Intercontinental, 111 East 48th Street, New York, New York 10017, on Wednesday, May 28, 2003, at 10:00 a.m., E.D.T., and at any and all adjournments thereof as follows:

1.	ELECTION OF DIRECTORS[ ] FOR all nominees listed below (except as marked to the contrary below)

[ ] WITHHOLD AUTHORITY to vote for all nominees listed below	[ ] * EXCEPTIONS

Nominees: KIERAN E. BURKE, PAUL A. BIDDELMAN, JAMES F. DANNHAUSER, MICHAEL E. GELLERT, FRANCOIS LETACONNOUX, ROBERT J. McGUIRE, STANLEY S. SHUMAN, GARY STORY

(INSTRUCTION: To withhold authority to vote for any individual nominee, mark the “Exceptions” box and write that nominee’s name in the space provided below.)

*Exceptions

2.	Proposal to ratify the selection of KPMG LLP as the Company’s independent public accountants for the year ending December 31, 2003. The Board of Directors recommends a vote FOR this proposal.

[ ] FOR	[ ] AGAINST	[ ] ABSTAIN

3.	In their discretion such other business as may properly come before the meeting and any and all adjournments thereof.

     The shares of Common Stock represented by this proxy will be voted in accordance with the foregoing instructions. In the absence of any instructions, such shares will be voted for the election of the nominees listed in item 1and for the proposal in item 2.

     The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders to be held on May 28, 2003 and the Proxy Statement furnished therewith.

     The undersigned hereby revokes any proxy to vote shares of Common Stock of the Company heretofore given by the undersigned.

(Date)

Signature

Please date, sign exactly as name appears on this proxy, and promptly return in the enclosed envelope. When signing as guardian, executor, administrator, attorney, trustee, custodian, or in any other similar capacity, please give full title. If a corporation, sign in full corporate name by president or other authorized officer, giving title, and affix corporate seal. If a partnership, sign in partnership name by authorized person. In the case of joint ownership, each joint owner must sign.